Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS

Frisco, Texas (May 5, 2025) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights:

•	Net Service Revenues Grow 20.3% to $337.7 Million

•	Net Income of $21.2 Million, or $1.16 per Diluted Share

•	Adjusted Net Income per Diluted Share Increases 17.4% year-over-year to $1.42

•	Adjusted EBITDA Increases 25.1% year-over-year to $40.6 Million

•	Cash Flow from Operations of $18.9 Million

Overview

Net service revenues were $337.7 million for the first quarter of 2025, a 20.3% increase compared with $280.7 million for the first quarter of 2024. Net income was $21.2 million for the first quarter of 2025 compared with $15.8 million for the first quarter of 2024, while net income per diluted share was $1.16 compared with $0.97 for the same period a year ago. Adjusted EBITDA increased 25.1% to $40.6 million for the first quarter of 2025 from $32.4 million for the first quarter of 2024. Adjusted net income was $26.0 million for the first quarter of 2025 compared with $19.8 million for the prior-year period, while adjusted net income per diluted share was $1.42 compared with $1.21 for the first quarter of 2024. Adjusted net income per diluted share for the first quarter of 2025 excludes acquisition expenses of $0.13 and stock-based compensation expense of $0.13 (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Addus had a strong start to 2025, delivering a solid financial and operating performance as we continue to see solid demand for our home-based care services across the continuum. Revenue for the first quarter of 2025 was up 20.3% and adjusted EBITDA increased 25.1% over the same period last year. These results reflect solid organic growth and include the first full quarter of the personal care operations of Gentiva, which we acquired on December 2, 2024.

“Our personal care segment, which accounted for 76.5% of our business, was the key driver of our growth with a 7.4% organic revenue increase over the first quarter last year. We benefited from higher volumes as well as additional rate support, including a 5.5% increase effective January 1, 2025, for Illinois, our largest personal care market. The addition of the Gentiva personal care operations, our largest acquisition to date, gave us two new states and added coverage in five states where we already had operations. Our team has worked hard to implement a smooth integration, and we are excited about the additional opportunities to expand our personal care presence.

“We were pleased to see continued steady improvement in our hospice care segment, which accounted for 18.2% of our business, with solid organic revenue growth of 9.9% over the first quarter last year. Our average daily census, patient days and revenue per patient day were all higher compared with the same period last year. With the recent changes in our operations and sales leadership, we are confident we have a capable team in place to drive further improvement in our hospice business. Our home health services accounted for 5.3% of total revenue for the first quarter. While this is our smallest business segment, we continue to see home health as providing important complementary capabilities to our personal care and hospice care segments, allowing us to provide patients with the full care continuum.

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ADUS Announces First Quarter 2025 Financial Results

May 5, 2025

Cash and Liquidity

As of March 31, 2025, the Company had cash of $97.0 million and bank debt of $203.0 million, with capacity and availability under its revolving credit facility of $632.9 million and $421.9 million, respectively. Net cash provided by operating activities was $18.9 million for the first quarter of 2025, inclusive of a net $2.5 million in ARPA funds utilization.

Allison continued, “For the first quarter of 2025, we continued to generate consistent cash flow from operations and maintain a strong balance sheet. Our conservative leverage position allows us the flexibility to continue to invest in our business and to evaluate and pursue additional acquisition opportunities. We remain focused on finding strategic markets that meet our objective to leverage our existing personal care presence and add clinical care services, so we can provide all three levels of care. We see important synergies in offering the full care continuum as we build scale and expand our market coverage, and we are optimistic that we will see additional acquisition opportunities in 2025.

“We believe the favorable trends in our business will continue to enhance our ability to achieve solid organic growth and provide quality services from our recently acquired operations. As we extend our reach to more patients and families across our markets, we are mindful of our important role as a leading provider of quality care in the preferred home setting. We recognize the hard work and dedication of the caregivers who are the face of Addus, and we are grateful for the outstanding care and support they provide every day across our markets. Working together, we look forward to the opportunities ahead for Addus in 2025, as we deliver value to the clients we serve and our shareholders,” said Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, adjusted net income per diluted share and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expense, stock-based compensation expense, and the gain or loss on the sale of assets. The Company defines adjusted EBITDA as earnings before net interest expense, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, and the gain or loss on the sale of assets. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, impairment of operating lease assets, retroactive rate increases from New York and the retroactive impact from collective bargaining negotiations. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, May 6, 2025, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on May 13, 2025, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 3473942.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

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ADUS Announces First Quarter 2025 Financial Results

May 5, 2025

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2025, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 62,000 consumers through 260 locations across 23 states. For more information, please visit www.addus.com.

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ADUS Announces First Quarter 2025 Financial Results

May 5, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended March 31,
	2025	2024
Net service revenues	$337,708	$280,746
Cost of service revenues	230,031	192,569

Gross profit	107,677	88,177
	31.9%	31.4%
General and administrative expenses	73,220	61,063
Depreciation and amortization	3,943	3,469

Total operating expenses	77,163	64,532

Operating income from continuing operations	30,514	23,645
Total interest expense, net	3,516	2,335

Income before income taxes	26,998	21,310
Income tax expense	5,770	5,480

Net income	$21,228	$15,830

Net income per diluted share:	$1.16	$0.97

Weighted average number of common shares outstanding:
Diluted	18,311	16,373

Cash Flow Information:	For the Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$18,949	$38,678
Net cash used in investing activities	(1,378)	(1,750)
Net cash used in financing activities	(19,528)	(25,000)

Net change in cash	(1,957)	11,928
Cash at the beginning of the period	98,911	64,791

Cash at the end of the period	$96,954	$76,719

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ADUS Announces First Quarter 2025 Financial Results

May 5, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,
	2025	2024
Assets
Current assets
Cash	$96,954	$76,719
Accounts receivable, net	134,607	103,438
Prepaid expenses and other current assets	26,267	11,690

Total current assets	257,828	191,847

Property and equipment, net	24,701	23,872
Other assets
Goodwill	972,347	663,391
Intangible assets, net	107,644	90,191
Operating lease assets	45,064	44,699

Total other assets	1,125,055	798,281

Total assets	$1,407,584	$1,014,000

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$27,969	$22,022
Accrued payroll	54,858	44,022
Accrued expenses	29,748	38,772
Operating lease liabilities, current portion	12,649	11,307
Government stimulus advance	8,702	13,548
Accrued workers compensation	14,010	11,920

Total current liabilities	147,936	141,591

Long-term debt, less current portion, net of debt issuance costs	198,740	99,347
Long-term operating lease liabilities, less current portion	39,414	39,044
Deferred tax liabilities, net	25,986	8,660
Other long-term liabilities	125	215

Total long-term liabilities	264,265	147,266

Total liabilities	412,201	288,857

Total stockholders’ equity	995,383	725,143

Total liabilities and stockholders’ equity	$1,407,584	$1,014,000

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ADUS Announces First Quarter 2025 Financial Results

May 5, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Net Service Revenues by Segment
Personal Care	$258,286	$208,003
Hospice	61,437	55,863
Home Health	17,985	16,880

Total Revenue	$337,708	$280,746

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ADUS Announces First Quarter 2025 Financial Results

May 5, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Personal Care
States served at period end	23	21
Locations served at period end	199	153
Average billable census - same store	35,948	37,715
Average billable census - acquistions (1)	14,530	—
Average billable census total	50,478	37,715
Billable hours (in thousands)	10,201	7,590
Average billable hours per census per month	67.4	67.0
Billable hours per business day	159,395	116,769
Revenues per billable hour	$25.32	$27.35
Organic growth
- Revenue	7.4%	9.3%
Hospice
Locations served at period end	38	38
Admissions	3,474	3,472
Average daily census	3,515	3,359
Average discharge length of stay	97.4	89.6
Patient days	316,319	305,630
Revenue per patient day	$194.23	$182.78
Organic growth
- Revenue	9.9%	5.8%
- Average daily census	4.6%	(1.1)%
Home Health
Locations served at period end	23	23
New Admissions	4,708	4,887
Recertifications	2,982	3,168
Total Volume	7,690	8,055
Visits	94,593	106,931
Organic growth
- Revenue	1.3%	(15.1)%
- New Admissions	(3.7)%	(4.0)%
- Volume	(4.6)%	(3.1)%
Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	51.5%	51.8%
Managed care organizations	45.3	45.3
Private duty	2.7	1.9
Commercial	0.4	0.7
Other	0.1%	0.3%
Hospice
Medicare	92.4%	90.7%
Commercial	3.9	5.6
Managed care organizations	3.3	3.3
Other	0.4%	0.4%
Home Health
Medicare	69.9%	69.1%
Managed care organizations	21.2	26.1
State, local and other governmental programs	6.0	0.1
Commercial	2.5	4.1
Other	0.4%	0.6%

(1)	The average billable census and average billable hours per census per month for the three months ended March 31, 2025 were prorated for the date of the acquisition.

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ADUS Announces First Quarter 2025 Financial Results

May 5, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended March 31,
	2025	2024
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$21,228	$15,830
Interest expense, net	3,516	2,335
Gain on the sale of assets	(7)	—
Income tax expense	5,770	5,480
Depreciation and amortization	3,943	3,469
Acquisition expenses	2,952	2,711
Stock-based compensation expense	3,170	2,618

Adjusted EBITDA	$40,572	$32,443

Reconciliation of Adjusted Net Income to Net Income: (2)
Net income	$21,228	$15,830
Gain on the sale of assets	(7)	—
Acquisition expenses	2,952	2,711
Stock-based compensation expense	3,170	2,618
Tax effect	(1,306)	(1,370)

Adjusted Net Income	26,037	19,789

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (3)
Diluted earnings per share	$1.16	$0.97
Acquisition expenses, per diluted share	0.13	0.12
Stock-based compensation expense per diluted share	0.13	0.12

Adjusted net income per diluted share	$1.42	$1.21

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)
Net service revenues	$337,708	$280,746
Revenue associated with the closure of certain sites	(13)	(95)

Adjusted net service revenues	$337,695	$280,651

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ADUS Announces First Quarter 2025 Financial Results

May 5, 2025

Footnotes:

(1)

We define Adjusted EBITDA as earnings before net interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense and gain or loss on the sale of assets. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP. Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDA is useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business among periods, and to facilitate comparison with results of the Company’s peers. Additionally, we believe that Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of other public companies. The financial results presented in accordance with U.S GAAP and a reconciliation of this non-GAAP measure included within our Annual Report on Form 10-K should be carefully evaluated.

(2)

We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, and gain on the sale of assets. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and gain or loss on the sale of assets. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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